Exhibit 10.1

ACE LIMITED

DESCRIPTION OF EXECUTIVE OFFICER CASH COMPENSATION

FOR 2004 AND 2005

Set forth below are the base salaries of the Chief Executive Officer and each of the four most highly compensated executive officers in 2004 and their increased annual base salary effective January 1, 2005, together with bonus amounts with respect to 2004 compensation.

Evan Greenberg, President and Chief Executive Officer

	Base	Bonus
2004	$1,000,000	$2,700,000
2005	$1,000,000

Brian Duperreault, Chairman

	Base	Bonus
2004	$1,030,000	$1,800,000
2005	$600,000

Philip Bancroft, Chief Financial Officer

	Base	Bonus
2004	$650,000	$650,000
2005	$650,000

Gary Schmazlriedt, Chairman and Chief Executive Officer, ACE Overseas General

	Base	Bonus
2004	$625,000	$675,000
2005	$650,000

Brian Dowd, Chairman and Chief Executive Officer, ACE USA

	Base	Bonus
2004	$525,000	$575,000
2005	$575,000

In addition to the above, these officers receive perquisites that may include commuting and living expenses, personal travel on the corporate aircraft, use of the corporate apartment, club memberships, financial planning and tax preparation services, home security systems and reimbursement of certain medical expenses not covered by primary insurance.